Exhibit 10.1

THIRD AMENDMENT TO SUBLEASE

THIS THIRD AMENDMENT TO SUBLEASE (the “Third Amendment”) made as of the 3rd day of November, 2010, by and between ARAMIS INC., a Delaware corporation, and a wholly-owned subsidiary of THE ESTÉE LAUDER COMPANIES INC., having an address at 767 Fifth Avenue, New York, New York 10153 (“Sublandlord”), and RSL MANAGEMENT CORP., a Delaware corporation, having an address at 767 Fifth Avenue, New York, New York 10153 (“Subtenant”).

W I T N E S S E T H

WHEREAS, by that certain Lease dated as of July 10, 2003, between 767 Fifth Avenue, LLC (“Landlord”), as landlord, and Sublandlord, as tenant, as amended pursuant to (i) that certain First Amendment to Lease dated as of April 1, 2004, between Landlord and Sublandlord, (ii) that certain Second Amendment to Lease dated as of December 28, 2004, between Landlord and Sublandlord, and (iii) that certain Third Amendment to Lease dated as of January 5, 2007, between Landlord and Sublandlord (as amended, the “Prime Lease”), Prime Landlord leased to Sublandlord certain premises (the “Premises”), more particularly described in the Prime Lease, located on the 37th through 43rd floors, the 45th and 46th floors, the 6th floor, and concourse and basement levels of the building situated in the Borough of Manhattan, City, County and State of New York and known by the street address 767 Fifth Avenue, New York, New York 10153 (the “Building”), for a term expiring at noon on March 31, 2020.

WHEREAS, Subtenant is subleasing from Sublandlord a portion of the Premises (the “Demised Premises”) pursuant to that certain Agreement of Sublease dated as of April 1, 2005, between Sublandlord and Subtenant as amended pursuant to (i) that certain First Amendment To Sublease dated as of February 28, 2007, between Sublandlord and Subtenant, and (ii) that certain Second Amendment To Sublease dated as of January 27, 2010, between Sublandlord and Subtenant, (collectively hereinafter the “Existing Sublease”) for a term expiring at 11:59 pm on March 30, 2020.

WHEREAS, pursuant to the Second Amendment To Sublease, Subtenant and Sublandlord, among other things, agreed to certain modifications to the areas comprising Suite 4200 of the Building and to the Fixed Rent.

WHEREAS, Sublandlord and Subtenant desire to modify and amend the Existing Sublease as hereinafter provided, and the Existing Sublease, as the same is amended by this Third Amendment, is hereinafter referred to as the “Sublease”.

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.                                       Definitions.  All capitalized terms used herein shall have the meanings ascribed to them in the Existing Sublease unless otherwise specifically set forth herein to the contrary.

2.                                       Modifications of the areas comprising Suite 4200 of the Building and the Fixed Rent.  The parties acknowledge and agree to the following:

a. Effective as of September 1, 2010, the areas comprising Suite 4200 of the Building were modified to consist of the areas, as and where shown on Exhibit A attached hereto and made a part hereof, as follows:

(1) the Surrendered Space consisting of 496 rentable square feet;

(2) the Demised Premises consisting of 7,019 rentable square feet; and

(3) the additional office space consisting of 3,314 rentable square feet

b. Effective as of September 1, 2010, the following took effect:

(1) the Fixed Rent was modified as follows:

(i) for the period commencing September 1, 2010 and ending September 30, 2012 the Fixed Rent is $626,904.54 per annum payable in equal monthly installments of $52,242.04; and

(ii) for the period commencing on October 1, 2012 and ending upon expiry of the Extension Term, the Fixed Rent shall be $698,962.44 per annum payable in equal monthly installments of $58,246.87  per month.

(2) the Subtenant’s Proportionate Share was increased to 18.51%; and the Subtenant’s Proportionate Share of the Additional Rent with respect to Services supplied solely to Suite 4200 of the Building (exclusive of the Surrendered Space) as set forth in Subsection 6 B of the Existing Sublease was increased to 67.93%.

c.  The monthly installments of Fixed Rent shall be payable in advance on the first day of each and every calendar month during the Extension Term.

3.                                       Representation Regarding Sublease.  Each of Sublandlord and Subtenant represents and warrants to the other that the Sublease is in full force and effect and represents the entire agreement between Sublandlord and Subtenant with respect to the Demised Premises, and there are no other amendments, modifications or supplements thereto, or any other understandings, contracts, agreements or commitments of any kind whatsoever, whether oral or written.

4.                                       Broker Representation.  Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Amendment.  Each party hereto agrees to defend, indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of the indemnifying party’s breach of its respective representations and warranties contained in this Paragraph 4.

5.                                       No Implied Amendment.  Except as expressly set forth in this Amendment, the terms and conditions of the Sublease shall continue in full force and effect without any change or modification and shall apply for the balance of the term of the Sublease.  In the event of a conflict between the terms of the Sublease and the terms of this Amendment, the terms of this Amendment shall govern.

6.                                       Amendment.  This Amendment shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Amendment shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

7.                                       Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

8.                                       Merger.  All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in the Sublease as amended by this Amendment, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in the Sublease.

9.                                       Governing Law.  This Amendment shall be interpreted and enforced in accordance with the laws of the state of New York.

10.                                 Severability.  If any provision of this Amendment shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Amendment and to this end the provisions of this Amendment are intended to be and shall be severable.

11.                                 Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

12.                                 Authority.  Subtenant and Sublandlord, and each of the persons executing this Amendment on behalf of Subtenant and Sublandlord, do hereby warrant that the party for which they are executing this Amendment has full right and authority to enter into this Amendment, and that any person signing on behalf of such party is authorized to do so.

13.                                 No Offer.  This Amendment shall not be binding upon either party unless and until it is fully executed and delivered to both parties.

14.                                 Captions.  The captions preceding all of the paragraphs of this Amendment are intended only for convenience of reference and in no way define, limit or describe the scope of this Amendment or the intent of any provision hereof.

IN WITNESS WHEREOF, Sublandlord and Subtenant, and for the purpose of ratifying the GUARANTEE OF SUBLEASE for the Extension Term, the Guarantor, have executed this Amendment as of the date and year first above written.

SUBLANDLORD:		SUBTENANT:
ARAMIS INC.		RSL MANAGEMENT CORP.

By:	/s/Richard W. Kunes	By:	/s/Jacob Z. Schuster
Name:	Richard W. Kunes	Name:	Jacob Z. Schuster
Title:	Executive Vice President and CFO	Title:	President

RONALD S. LAUDER, Guarantor

By:	/s/Ronald S. Lauder
Name:	Ronald S. Lauder

Exhibit A

Diagram of Floor Plan